      As filed with the Securities and Exchange Commission on June 18, 2002
                                                   Registration No. 333-

--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            COMMERCIAL METALS COMPANY
             (Exact name of registrant as specified in its charter)

           DELAWARE                                      75-0725338
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

     7800 STEMMONS FREEWAY
         DALLAS, TEXAS                                      75247
 (Address of Principal Office)                           (Zip Code)

                -------------------------------------------------

             COMMERCIAL METALS COMPANY 1996 LONG-TERM INCENTIVE PLAN

                            (Full title of the Plan)

                -------------------------------------------------

                                DAVID M. SUDBURY
                  VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                            COMMERCIAL METALS COMPANY
                              7800 STEMMONS FREEWAY
                               DALLAS, TEXAS 75247
                     (Name and address of agent for service)
                                 (214) 689-4300
          (Telephone number, including area code, of agent for service)

                                 With copies to:

                              William R. Hays, III
                              Haynes and Boone, LLP
                           901 Main Street, Suite 3100
                               Dallas, Texas 75202

                -------------------------------------------------

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------------
                                          AMOUNT                PROPOSED
     TITLE OF SECURITIES                   TO BE             MAXIMUM OFFERING          PROPOSED MAXIMUM               AMOUNT OF
       TO BE REGISTERED             REGISTERED(1)(2)(3)     PRICE PER SHARE(4)    AGGREGATE OFFERING PRICE(4)    REGISTRATION FEE(4)
     -------------------            -------------------     ------------------    ---------------------------    -------------------
Common Stock, $5.00 par value
per share ...................        1,125,000 shares            $43.475                  $48,909,375                   $4,500
------------------------------------------------------------------------------------------------------------------------------------

(1) The securities to be registered represent an aggregate of 1,125,000 shares of Commercial Metals Company (the "Company") common stock, par value $5.00 per share (the "Common Stock"), reserved for issuance under the Commercial Metals Company 1996 Long-Term Incentive Plan (the "Plan"). The Plan has been amended by the Company (i) to increase the number of shares of Common Stock issuable under the Plan by 500,000 shares of Common Stock and (ii) to increase the number of shares of Common Stock issuable under the Plan by 750,000 shares of Common Stock. The aggregate number additional shares of Common Stock issuable under the Plan pursuant to these two increases (1,125,000 shares) are being registered by this Registration Statement.

(2) Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the "Securities Act") this Registration Statement shall also cover such indeterminable number of additional shares of Common Stock as may become issuable pursuant to terms designed to prevent dilution resulting from stock splits, stock dividends, mergers or combinations or similar events.

(3) Each share is accompanied by a preferred stock purchase right pursuant to a Rights Agreement between the Company and Mellon Investor Services, LLC (formerly known as ChaseMellon Shareholders Services, L.L.C.), as Rights Agent.

(4) The offering price per share, aggregate offering price and registration fee have been calculated in accordance with paragraphs (c) and (h)(1) of Rule 457 promulgated under the Securities Act, based on the average high and low sales prices for the Common Stock reported on the consolidated reporting system of the New York Stock Exchange on June 14, 2002 (which is within five business days prior to the filing of this Registration Statement), which was $43.475 per share.

                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

REGISTRATION OF ADDITIONAL SECURITIES

         Pursuant to this Registration Statement, Commercial Metals Company (the "Company" or the "Registrant") hereby registers 1,125,000 shares of its common stock, par value $5.00 per share (the "Common Stock"), for issuance under the Commercial Metals Company 1996 Long-Term Incentive Plan (the "Plan"). This registration of 1,125,000 shares of Common Stock will increase the number of shares registered for issuance under the Plan to an aggregate of 2,125,000 shares of Common Stock, subject to adjustment as provided in the Plan.

         Pursuant to General Instruction E of Form S-8, this Registration Statement incorporates by reference the contents of the Company's Registration Statement on Form S-8, Registration No. 333-27967, filed with the Securities and Exchange Commission (the "Commission") on May 29, 1997. Pursuant to the General Instruction E of Form S-8, all information that has been incorporated from the original registration statement is not repeated in this Registration Statement.

         On May 20, 2002, the Board of Directors of the Company approved and declared a two-for-one stock split effected in the form of a 100% stock dividend on the Common Stock, payable June 28, 2002 to shareholders of record on June 7, 2002 (the "Stock Dividend"). Each stockholder of record on June 7, 2002 will receive one additional share of Common Stock for each share held on the record date. The numbers of shares of Common Stock set forth in this Registration Statement have not been adjusted to give effect to the Stock Dividend.

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Company hereby incorporates by reference the following documents filed with the Commission:

         (a) The Company's Annual Report on Form 10-K for its fiscal year ended August 31, 2001;

         (b) The Company's Quarterly Report on Form 10-Q for its fiscal quarter ended November 30, 2001;

         (c) The Company's Quarterly Report on Form 10-Q for its fiscal quarter ended February 28, 2002;

         (d) The Company's Current Report on Form 8-K as filed with the Commission on February 15, 2002;

         (e) The Company's Current Report on Form 8-K as filed with the Commission on June 17, 2002;

         (f) The description of Common Stock included in the Company's Registration Statement on Form 8-A as filed with the Commission on June 18, 1982 and amended on July 17, 1995; and

         (g) All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus and prior to the termination of the effectiveness of the Registration Statement of which this prospectus is a part.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

                                  Legal Matters

         The validity of the shares of Common Stock being sold in this offering will be passed upon for the Company by David M. Sudbury, vice president, secretary and general counsel of the Company.

                                     Experts

         The financial statements and the related financial statement schedules incorporated in this registration statement by reference from the Company's Annual Report on Form 10-K for the year ended August 31, 2001 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

ITEM 8. EXHIBITS

      Exhibit No.          Exhibit
      -----------          -------

         *5.1     -        Opinion of David M. Sudbury with respect to validity
                           of issuance of securities.

         *23.1    -        Consent of Deloitte & Touche LLP.

         *23.2    -        Consent of David M. Sudbury (included in Exhibit
                           5.1).

         *24.1    -        Power of Attorney (included on the signature page of
                           the Registration Statement)

----------

         *  Filed herewith.

                        SIGNATURES AND POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 18th day of June, 2002.

                                       COMMERCIAL METALS COMPANY


                                       By:  /S/ STANLEY A. RABIN
                                            ------------------------------------
                                            Stanley A. Rabin
                                            Chairman, President and
                                            Chief Executive Officer


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Stanley A. Rabin and David M. Sudbury, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign, execute and file with the Commission and any state securities regulatory board or commission any documents relating to the proposed issuance and registration of the securities offered pursuant to this Registration Statement on Form S-8 under the Securities Act, including any amendment or amendments relating thereto (and any additional Registration Statement related hereto permitted by Rule 462(b) promulgated under the Securities Act, including any amendment or amendments relating thereto), with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done.

         Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-8 has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated:

                Signature                        Title                          Date
                ---------                        -----                          ----
     /s/ MOSES FELDMAN
--------------------------------------           Director                       June 17, 2002
         Moses Feldman

     /s/ A. LEO HOWELL
--------------------------------------           Vice President                 June 17, 2002
         A. Leo Howell                           and Director

     /s/ RALPH E. LOEWENBERG
--------------------------------------           Director                       June 17, 2002
         Ralph E. Loewenberg

     /s/ ANTHONY A. MASSARO
--------------------------------------           Director                       June 17, 2002
         Anthony A. Massaro

     /s/ ROBERT D. NEARY
--------------------------------------           Director                       June 17, 2002
         Robert D. Neary

     /s/ DOROTHY G. OWEN
--------------------------------------           Director                       June 17, 2002
         Dorothy G. Owen

     /s/ STANLEY A. RABIN
--------------------------------------           Chairman, President,           June 17, 2002
         Stanley A. Rabin                        Chief Executive
                                                 Officer and Director

     /s/ CLYDE SELIG
--------------------------------------           Chief Executive Officer -      June 17, 2002
         Clyde Selig                             CMC Steel Group
                                                 and Director

     /s/ ROBERT R. WOMACK
--------------------------------------           Director                       June 17, 2002
         Robert R. Womack

     /s/ WILLIAM B. LARSON
----------------------------------               Vice President and             June 18, 2002
         William B. Larson                       Chief Financial
                                                 Officer (Principal
                                                 Financial Officer)
     /s/ MALINDA G. PASSMORE
----------------------------------               Controller (Principal          June 18, 2002
         Malinda G. Passmore                     Accounting Officer)

                                  EXHIBIT INDEX


         EXHIBIT NO.       DESCRIPTION
         -----------       -----------
         *5.1     -        Opinion of David M. Sudbury with respect to validity
                           of issuance of securities.

         *23.1    -        Consent of Deloitte & Touche LLP.

         *23.2    -        Consent of David M. Sudbury (included in Exhibit
                           5.1).

         *24.1    -        Power of Attorney (included on the signature page of
                           the Registration Statement).

----------

         *  Filed herewith.